                                                                    Exhibit 10.9



                               AGREEMENT OF LEASE

                                    BETWEEN


                      LIBERTY PROPERTY LIMITED PARTNERSHIP


                                      AND

                             AATLAS COMMERCE, INC.


                                      FOR

                                   SUITE 100
                            300 CHESTERFIELD PARKWAY
                             MALVERN, PENNSYLVANIA

                                LEASE AGREEMENT
                             (Multi-Tenant Office)

INDEX

                                     SECTION                                PAGE
                                     -------                                ----
1.   Summary of Terms and Certain Definitions .............................   1
2.   Premises..............................................................   2
3.   Acceptance of Premises................................................   2
4.   Use; Compliance ......................................................   2
5.   Term .................................................................   2
6.   Minimum Annual Rent ..................................................   3
7.   Operation of Property; Payment of Expenses ...........................   3
8.   Signs ................................................................   4
9.   Alterations and Fixtures .............................................   5
10.  Mechanics' Liens .....................................................   5
11.  Landlord's Right to Relocate Tenant; Right of Entry ..................   5
12.  Damage by Fire or Other Casualty .....................................   5
13.  Condemnation .........................................................   6
14.  Non-Abatement of Rent ................................................   6
15.  Indemnification of Landlord ..........................................   6
16.  Waiver of Claims .....................................................   6
17.  Quiet Enjoyment ......................................................   6
18.  Assignment and Subletting ............................................   6
19.  Subordination; Mortgagee's Rights ....................................   7
20.  Recording; Tenant's Certificate ......................................   7
21.  Surrender; Abandoned Property ........................................   8
22.  Curing Tenant's Defaults .............................................   8
23.  Defaults - Remedies ..................................................   8
24.  Representations of Tenant ............................................   9
25.  Liability of Landlord ................................................   9
26.  Interpretation; Definitions ..........................................   10
27.  Notices ..............................................................   10
28.  Security Deposit .....................................................   11

RIDERS

29.  PA Additional Remedies ...............................................  R-1
30.  Modification of Section 7. Operation of Property; Payment of Expenses   R-2
31.  Modification of Section 9. Alterations and Fixtures ..................  R-2
32.  Modification of Section 10. Mechanics' Liens .........................  R-2
33.  Modification of Section 11. Landlord's Right to Relocate Tenant; Right
     of Entry .............................................................  R-2
34.  Modification of Section 18. Assignment and Subletting ................  R-2
35.  Modification of Section 20. Recording; Tenant's Certificate ..........  R-2
36.  Modification of Section 29. PA Additional Remedies ...................  R-2
37.  Tenant Improvements. Completion by Tenant ............................  R-3
38.  Tenant Allowance .....................................................  R-3
39.  Renewal Option .......................................................  R-4
40.  Existing Lease Obligation ............................................  R-4

THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LANDLORD") with its address at 65 Valley Stream Parkway, Suite 100, Malvern, Pennsylvania 19355 and AATLAS COMMERCE, INC. a Corporation organized under the laws of Pennsylvania ("TENANT") with its address at 300 Chester Field Parkway, Suite 100, Malvern, Pennsylvania 19355 and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1.   SUMMARY OF TERMS AND CERTAIN DEFINITIONS.

     (a)  "PREMISES":         Approximate rentable square feet:    27,260
          (Section 2)         Suite:    100

     (b)  "BUILDING":         Approximate rentable square feet:    27,260
          (Section 2)         Address:  300 Chesterfield Parkway
                                        Malvern, Pennsylvania, 19355
     (c)  "TERM":             Seventy Two (72) months plus any partial month
          (Section 5)         from the Commencement Date until the first day of
                              the first full calendar month during the term.

          (i)  "COMMENCEMENT DATE":     July 1, 2000

          (ii) "EXPIRATION DATE":       See Section 5

     (d)  MINIMUM RENT (Section 6) & OPERATING EXPENSES (Section 7)

          (i) "MINIMUM ANNUAL RENT": Four Hundred Ninety Seven Thousand, Four Hundred Ninety Five and 00/100 (497,495.00), payable in monthly installments of Forty One Thousand Four Hundred Fifty Seven and 92/100 (41,457.92), increased as follows:

Lease Year     Annual       Monthly       Lease Year       Annual        Monthly
----------     ------       -------       ----------       ------        -------
2              $511,125.00   $42,593.75     4               $538,385.00   $44,865.42
3              $524,755.00   $43,729.58     5               $552,015.00   $46,001.25
                                            6               $565,645.00   $47,137.08

          (ii) ESTIMATED "ANNUAL OPERATING AND ELECTRICITY EXPENSES": Two Hundred Twenty Four Thousand Eight Hundred Ninety Five and 00/100 (224,895.00), payable in monthly installments of Eighteen Thousand Seven Hundred Forty One and 25/100 (18,741.25) subject to adjustment.

     (e)  "PROPORTIONATE SHARE" (Section 7(a)):  100% (Ratio of approximate rentable square feet in the
                                                 Premises to approximate
                                                 rentable square feet in the
                                                 Building)

     (f)  "USE" (Section 4):  General office purposes (excluding any "place of public accommodation")

     (g)  "SECURITY DEPOSIT" (Section 28):  $53,952.09 (Fifty Three Thousand
                                            Nine Hundred Fifty Two and 09/100
                                            Dollars)

     (h)  CONTENTS:  This lease consists of the Index, pages 1 through 11 containing Sections 1 through 28 and the following, all of which are attached hereto and made a part of this lease:
                     Rider with Section 29 through 39
                     Exhibits:  "A" - Plan showing Premises
                                "B" - Commencement Certificate Form
                                "C" - Building Rules
                                "D" - Cleaning Schedule
                                "E" - Estoppel Certificate Form
                                "F" - Description of Work

2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS").

3. ACCEPTANCE OF PREMISES. Tenant has examined and knows the condition of the Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord. Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that the Premises are vacant and Tenant obtains Landlord's prior written consent.

4.   USE; COMPLIANCE.

     (a) PERMITTED USE. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises nor for any use that would interfere with any other person's use of any portion of the Property outside of the Premises.

     (b) COMPLIANCE. Landlord represents that, as of the date of this lease, there is no action required with respect to the Premises or Common Areas under any laws (including Title III of the ADA), ordinances, notices, orders, rules, regulations and requirements applicable to the Premises or to the Common Areas. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C", as amended by Landlord from time to time (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenant's expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

     (c) ENVIRONMENTAL. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and ALL notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

     (d) NOTICE. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5. TERM. The Term of this lease shall commence on the Commencement Date and shall end at 11:59 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "B".

6. MINIMUM ANNUAL RENT. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "LEASE YEAR" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7. OPERATION OF PROPERTY; PAYMENT OF EXPENSES.

     (a) PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in
Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff, provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the operating expenses owed to Landlord by Tenant pursuant to the following Sections 7(b)-(f). The amount of the Annual Operating Expenses set forth in Section 1(d) represents Tenant's Proportionate Share of the estimated operating expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating expenses increase. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease.

     (b) TAXES AND OTHER IMPOSITIONS. Tenant shall pay prior to delinquency all levies, taxes (including sales taxes and gross receipt taxes), assessments, liens, license and permit fees, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing (the "IMPOSITIONS") upon or with respect to the Premises, or any improvements thereto, or directly upon this lease or the Rent (defined in Section 7(f)) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein. Additionally, Tenant shall pay as aforesaid its Proportionate Share of any Imposition which is not imposed upon the Premises as a separate entity but which is imposed upon all or part of the Property or upon the leases or rents relating to the Property.

          (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition.

          (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the Impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such Imposition allocable to Tenant, unless prohibited by law.

     (c) INSURANCE.

          (i) PROPERTY. Landlord shall keep in effect, and Tenant shall pay to Landlord its Proportionate Share of the cost of, insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

          (ii) LIABILITY. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $3,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the

Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

          (iii) WAIVER OF SUBROGATION. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

          (iv) INCREASE OF PREMIUMS. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increase, tenant shall pay the amount of such increase as additional rent promptly upon being billed.

     (d) REPAIRS AND MAINTENANCE; COMMON AREAS; BUILDING MANAGEMENT. Except as specifically otherwise provided in this Section (d), Tenant at its sole expense shall maintain the Premises in good order and condition, promptly make all repairs necessary to maintain such condition, and repair any damage to the Premises caused by Tenant or its Agents. All repairs made by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. When used in this Section (d), the term "REPAIRS" shall include replacements and renewals when necessary.

          (i) Landlord, at its sole expense, shall make all necessary repairs to the footings, foundations, structural steel columns and girders forming a part of the premises, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair.

          (ii) Landlord, at Tenant's sole expense, shall maintain and repair the HVAC systems appurtenant to the Premises.

          (iii) Landlord shall make all necessary repairs to the roof, exterior portions of the premises and the Building, utility and communications lines, equipment and facilities in the Building, which serve more than one tenant, and to the Common Areas, the cost of which shall be an operating expense of which Tenant shall pay its Proportionate Share, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time. Operating expenses also shall include (A) all sums expended by Landlord for the supervision, maintenance, repair, replacement and operation of the Common Areas (including the costs of utility services), (B) any costs of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses and
(C) a management and administrative fee applicable to the overall operation of the Property.

          (iv) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

     (e) UTILITY CHARGES. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to or consumed in or on the Premises. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease.

     (f) NET LEASE. Except for the obligations of Landlord expressly set forth herein, this lease is a "triple net lease" and Landlord shall receive the Minimum Annual Rent as net income from the Premises, not diminished by any expenses other than payments under any mortgages, and Landlord is not and shall not be required to render any services of any kind to Tenant. The term "RENT" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.

8. SIGNS. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord.
All signs installed by Tenant shall
be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.

9.   ALTERATIONS AND FIXTURES.

     (a) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building, serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.

     (b) Except for non-structural changes which do not exceed $5000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations,
(i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof,
(ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building, serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10. MECHANICS' LIENS. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials, to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "MECHANIC'S LIEN" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien.

11. LANDLORD'S RIGHT OF ENTRY. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12.  DAMAGE BY FIRE OR OTHER CASUALTY.

     (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

     (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

13.  CONDEMNATION.

     (a) TERMINATION. If (i) all of the premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

     (b) PARTIAL TAKING. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

     (c) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.

     (d) TEMPORARY TAKING. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

14. NON-ABATEMENT OF RENT. Except as otherwise expressly provided as to damage by fire or other casualty in Section 12(b) and as to condemnation in Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15. INDEMNIFICATION OF LANDLORD. Subject to sections 7(c)(iii) and 16. Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing. Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.

16. WAIVER OF CLAIMS. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in sections 4(c) and 7(d)(iv).

17. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18.  ASSIGNMENT AND SUBLETTING.

     (a) LIMITATION. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under
Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in all or a portion of the Premises.

     (b) OFFER TO LANDLORD. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

     (c) CONDITIONS. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent:

          (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

          (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.

          (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease,
(B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

          (iv) Tenant shall pay, within 10 days of receipt of an invoice which shall be no less than $250, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

19. SUBORDINATION; MORTGAGEE'S RIGHTS.

     (a) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

     (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgage by Landlord.

     (c) Notwithstanding the provisions of Sections 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20. RECORDING; TENANT'S CERTIFICATE. Tenant shall not record this lease or a memorandum thereof without Landlord's prior written consent. Within 10 days after Landlord's written request from time to time:

     (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "D" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgage or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

     (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

21.  SURRENDER: ABANDONED PROPERTY.

     (a) Subject to the terms of Section 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

     (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

     (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23.  DEFAULTS - REMEDIES

     (a)  DEFAULTS. It shall be an event of default:

          (i)   If Tenant does not pay in full when due any and all Rent;

          (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

          (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property other than in the ordinary course of business;

          (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law if filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

     (b) REMEDIES. Then, and in any such event, Landlord shall have the following rights:

          (i) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

          (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

          (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.

          (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

     (c) GRACE PERIOD. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

          (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in
Section 22 or in the event of any default enumerated in subsections (a)(iii) and
(iv) of this Section.

          (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.

          (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within 10 days and continues actively and diligently in good faith to completely cure said default.

          (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

     (d) NON-WAIVER: NON-EXCLUSIVE. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

     (e) COSTS AND ATTORNEYS' FEES. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24.  REPRESENTATIONS OF TENANT.  Tenant represents to Landlord and agrees that:

     (a) The word "TENANT" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

     (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide

Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25. LIABILITY OF LANDLORD. The word "Landlord" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26.  INTERPRETATION; DEFINITIONS.

     (a) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

     (b) ENTIRE AGREEMENT. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "INCLUDING" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

     (c) COVENANTS. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

     (d) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.

     (e) SEVERABILITY; GOVERNING LAW. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

     (f) "MORTGAGE" AND "MORTGAGEE." The word "MORTGAGE" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in our appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "MORTGAGEE" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

     (g) "PERSON." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

     (h) PROPORTIONATE SHARE. At any time or times, upon request of Landlord or of any tenant of the Building, the method for allocating Tenant's Proportionate Share of any Impositions, cost, charge, rent, expense or payment then or thereafter payable shall be redetermined by an independent qualified expert. The cost of such redetermination shall be borne by the tenants of the Building in

     (e) SEVERABILITY; GOVERNING LAW. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

     (f) "MORTGAGE" AND "MORTGAGEE." The word "mortgage" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgage, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

     (g) "PERSON." The work "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

27. NOTICES. Any notice or other communications under this lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28. SECURITY DEPOSIT. At the time of signing this lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.


                                LANDLORD: LIBERTY PROPERTY LIMITED PARTNERSHIP

Date Signed:                    By: Liberty Property Trust, Sole General Partner


                                By:
-----------------                   ------------------------------------
                                    Leslie R. Price, Senior Vice President


                                TENANT: AATLAS COMMERCE, INC.

Date Signed:

                                By:
-----------------                   ------------------------------------

29.  PA ADDITIONAL REMEDIES.

     (a) When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant or when the Term or any extension thereof shall have expired, Tenant hereby authorizes an attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgement against all such paries, and in favor of Landlord, ?? ejectment and for the recovery of possession of the Premises, of which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER
THE ENTRY OF ANY SUCH JUDGEMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgement as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

     (b) If Tenant shall default in payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgement against Tenant, and in favor of Landlord, for all sums due hereunder plus interest, costs and an attorney's collection commission equal to the greater of 10% of all such sums or $1,000, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGEMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH JUDGEMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGEMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGEMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgement may be confessed as foresaid from time to time as often as any of said rental and other sums shall fall due or be in arrears, and such owners may be exercised as well after the expiration of the initial term of this lease and during any extended or renewal term of this lease and after the expiration of any extended or renewal term of this lease.

     (c) The warrants to confess judgement set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgement or in the issuance of any one or more writs of possession or execution or garnishment thereon.

(d) TENANT KNOWINGLY AND EXPRESSLY WAIVES (I) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE OR RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (II) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER.

                                          INITIALS ON BEHALF
                                          OF TENANT:
                                                     --------------------

30. MODIFICATION TO SECTION 7. OPERATION OF PROPERTY; PAYMENT OF EXPENSES.

In line 12 change "for the purpose of reducing operating expenses" to "for the purpose of reducing operating expenses (to the extent of such savings realized)"

Add at end of 7(a): "For purposes of this section, the term "overhead expenses" shall mean those expenses incurred by Landlord in connection and that are necessary for the proper management of the Property."

31. MODIFICATION TO SECTION 9. ALTERATIONS AND FIXTURES.

At end of the first sentence of section 9(b) insert: "which shall not be unreasonably withheld."

32. MODIFICATION TO SECTION 10. MECHANICS' LIENS.

Change reference from "5 days" to "15 days".

33. MODIFICATION TO SECTION 11. LANDLORD'S RIGHT TO RELOCATE TENANT; RIGHT OF ENTRY.

Section 11(a) is deleted in its entirety.

34. MODIFICATION TO SECTION 18. ASSIGNMENT AND SUBLETTING.

Revise second sentence of 18(a) to read as follows:

"However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant, merger by Tenant with a corporation, or acquisition of Tenant by an acquiring corporation, provided that the surviving entity is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to landlord the instrument described in Section
(c)(iii) below, together with a certification of such creditworthiness by Tenant and said new entity."

35. MODIFICATION TO SECTION 20. RECORDING; TENANT'S CERTIFICATE.

At the end of Section 20 insert the following:

"(c) Upon written request Landlord shall execute and deliver to Tenant a written statement certifying the commencement Date and Expiration Date of this Lease, that this Lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "E" or with such modification as may be necessary to reflect accurately the stated facts."

36. MODIFICATION OF SECTION 29. PA ADDITIONAL REMEDIES.

Notwithstanding anything in Sections 29(a) and (b) to the contrary, Landlord will provide fifteen (15) days prior written notice prior to obtaining a writ of possession or writ of execution and Tenant is entitled to written notice of the entry of the judgment entered by confession and thereafter, thirty days to respond or as otherwise permitted by law.
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37. TENANT IMPROVEMENTS. COMPLETION BY TENANT. Landlord shall complete the
Premises on behalf of Tenant and its contractor(s), at Tenant's sole expense, in accordance with the plans or the description of improvements attached as Exhibit "A" and the specifications attached as Exhibit "F". Landlord shall consent to the alterations Tenant intends to make to the Premises in accordance with the Plans provided that Tenant complies with Sections 13 and 14 of this Lease and the following conditions:

     (a) Completion Walk Through by Landlord: In addition to the right of Landlord and its Agents to inspect the Premises as set forth in Section 15 of this Lease, Landlord and its Agents shall have the right to conduct a walk-through inspection of the Premises as completed by Tenant.

     (b) Warranties: Any warranties from Tenant's contractor(s) shall be for the benefit of Landlord as well as Tenant and Tenant shall deliver such warranties to Landlord upon receipt.

     (c) Workmanship: All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all laws and requirements. Tenant acknowledges that Landlord, on behalf of Tenant, shall complete the Tenant Improvements during normal working hours while Tenant is occupying portions of the Premises. Tenant shall work with Landlord to complete all Tenant Improvements in a timely fashion.

38. TENANT ALLOWANCE.

     (a) Allowance Amount: Landlord agrees to provide Tenant with an allowance equal to the lesser of the Tenant's Cost or Three Hundred Six Thousand Six Hundred Seventy Five Dollars ($306,675.00) (the lesser of which shall hereinafter be referred to as the "Tenant Allowance"). For purposes of this section, the "Tenant's Cost" shall be the aggregate of all costs, expenses and fees incurred by or on behalf of Tenant in connection with the improvements to be made by Tenant to the Premises in accordance with the Plans that have been approved by Landlord. The Tenant's Cost shall include without limitation (i) the cost charged to Tenant by Tenant's general contractor and all subcontractors for performing such construction and (ii) the cost to Landlord of performing directly any portion of such construction.

     (b) Landlord agrees to provide an additional allowance of up to Fifty Four Thousand Five Hundred Twenty Dollars ($54,520.00) ("Excess Allowance") in connection with the improvements subject to (i) review of Tenant's financial statements and possible additional security required by Landlord and (ii) the actual Excess Allowance used amortized over the length of the Lease at a cost of Fifteen Percent (15%) which will then become an increase in Minimum Annual Rent.

     By way of example, should Tenant utilize $25,000.00 of Excess Allowance the calculation shall be $25,000.00 (present value), 15% annual interest, six (6) year term, additional Minimum Annual Rent of Six Thousand Three Hundred Forty Three 50/100 Dollars ($6,343.50).

     (c) Acceptance of Premises: As of the date of this Lease, Tenant has examined and knows the condition of the Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord. Tenant and its agent shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter 300 Chesterfield Parkway for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant obtains Landlord's prior written consent. Landlord shall negotiate in good faith with the current tenant of 300 Chesterfield Parkway for access for the purpose of taking measurements and installing its furnishings and equipment, subject to the same qualifications as provided above. If no such access can be arranged, Landlord will make available any available building or leasehold plans and specifications to assist Tenant in the design of improvements.

Landlord represents to Tenant that as of the Commencement Date, the following Building systems will be in good working order and repair: electrical, plumbing, and HVAC systems.

39.  RENEWAL OPTION.

Provided that Landlord has not given Tenant notice of default more than two (2) times preceding the Expiration Date, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right and option to extend the Term for one (1) additional period of five (5) years, exercisable by giving Landlord prior written notice, at least twelve (12) months in advance of the Expiration Date, of Tenant's election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party. Such extension shall be under the same terms and conditions as provided in this lease except as follows:

     (a) the additional period shall begin on the Expiration Date and thereafter the Expiration Date shall be deemed to be extended by five years;

     (b) all references to the Term in this lease shall be deemed to mean the Term as extended pursuant to this Section;

     (c)  there shall be no further options to extend; and

     (d) the Minimum Annual Rent payable by Tenant for the additional period shall be computed based upon the then "Fair Market Rental Rate" of the Premises, based upon the rental rate then being quoted for comparable office space in similar office buildings located in the Great Valley, Pennsylvania market area, taking into account among other factors rental rate, lease term, and tenant improvements offered to renewal tenants but in no event shall the new rent be less than the Minimum Annual Rent payable at the end of the immediately preceding Term of the Lease. Within one (1) month after Landlord receivers Tenant's notice of the exercise of this option, Landlord will notify Tenant to the "Fair Market Rental Rate" which shall be Landlord's good faith determination of the rental rate applicable at such time for office space in similar buildings located in the Malvern, Pennsylvania Market Area ("Landlord's Rental Notice"). If Tenant objects to the Fair Market Rental Rate as so established, Tenant may rescind its exercise of this option to extend term, providing Tenant gives notice of such recision to Landlord on or before two (2) weeks after Tenant receives Landlord's Rental Notice, time being of the essence. If Tenant so rescinds its exercise, Tenant's option to extend term shall be deemed both unexercised and extinguished. If Tenant does not so rescind its exercise, the term of this Lease shall be extended as provided before, with the Minimum Annual Rent applicable to such additional period being computed based upon the Fair Market Rental Rate as stated in the Landlord's Rental Notice.
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40.  EXISTING LEASE OBLIGATION.

Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge that the premises are currently leased by AmeriSource Corporation. Landlord and AmeriSource are negotiating a Lease Termination Agreement for the Premises under which the AmeriSource Lease would terminate on June 16, 2000. If Landlord and AmeriSource do not execute a Lease Termination Agreement by April 15, 2000, or AmeriSource executes said Lease Termination Agreement by April 15, 2000, but does not vacate the Premises on or before June 16, 2000, Landlord shall notify Tenant when the Premises will first become available for occupancy ("Occupancy Date") and take possession of the Premises should the Occupancy Date be prior to August 31, 2000. If Landlord is unable to provide Tenant possession prior to August 31, 2000, Tenant may terminate ("Termination Option") this Agreement upon fifteen (15) days written notice to Landlord. This Termination Option shall expire on August 31, 2000.

In the event this agreement is terminated, then neither party shall have any further rights or obligations under this agreement.